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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

AdStar, Inc. and Subsidiary
Marina Del Rey, California

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88848) and Forms S-3 (No.s 333-60664, 333-81338,
333-91568, 333-109757 and 333-11943) of AdStar, Inc. and Subsidiary of our report dated March 5, 2004, relating to the consolidated financial statements, which appear in this Form 10-KSB.


/s/BDO Seidman, LLP
BDO Seidman, LLP

Los Angeles, California
March 30, 2004